Exhibit 99.2 Q1 2023 Financial Results Apollo Commercial Real Estate Finance, Inc. April 2023 Unless otherwise noted, information as of March 31, 2023 It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments shown in this document.

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (the “Company,” “ARI,” “we,” “us” and “our”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the macro- and micro-economic impact of the coronavirus (“COVID-19”) pandemic; increasing interest rates and inflation; market trends in our industry, real estate values, the debt securities markets or the general economy; ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; the timing and amounts of expected future fundings of unfunded commitments; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Distributable Earnings per share. Please refer to page 21 for a definition of “Distributable Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on page 20. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. Unless the context requires otherwise, references in this presentation to “Apollo” refer to Apollo Global Management, Inc., together with its subsidiaries, and references in this presentation to the “Manager” refer to ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc. Private and Confidential 2

ARI Highlights 1,a Strong Distributable Earnings Significant Dividend Coverage $0.51 1.46x 1 2 Distributable Earnings per Diluted Share of Common Stock Coverage Ratio for Dividend per Share of Common Stock Quarter-End Liquidity Well-Positioned for Rising Interest Rates $357 Million 99% b Percentage of Portfolio Consisting of Floating Rate Loans Cash and Available Leverage on Secured Debt Arrangements a) Amount reflects Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt Private and Confidential 3 b) Includes loan proceeds held by servicer See footnotes on page 21

APOLLO

Summary Results

Financial Results

- Net income available to common stockholders of **$46 million**, or **$0.32** per diluted share of common stock
- Distributable Earnings[1,a] of **$74 million**, or **$0.51** per diluted share of common stock
- Declared common stock dividends of **$0.35** per share for Q1 2023, which implies a dividend yield[4] of **15.2%**
- Increased General CECL Allowance by **$4.4 million**, during the quarter and recognized a **$4.8 million** realized loss in conjunction with acquisition of hotel located in Atlanta, GA through deed-in-lieu of foreclosure

Loan Portfolio

- Total loan portfolio of **$8.5 billion** with w/a unlevered all-in yield[6,b] of **8.6%**
  - **93%** first mortgages
  - **99%** floating rate
- Weighted-average risk rating of **3.0**
- Funded **$174 million** in connection with the refinancing of two floating rate first mortgage loans
- Gross add-on fundings[5] of **$114 million** in Q1
- Received **$492 million** of proceeds from loan repayments and sales in Q1
  - Includes **$219 million** of proceeds from loans secured by offices
  - Includes **$140 million** in connection with the sale of three European commercial mortgage loans and one partial sale of a U.K. commercial mortgage loan

Capitalization

- Added two new secured debt counterparties with a total capacity of **$470 million**, including one revolving credit facility
- Ended quarter with total common equity book value of **$2.2 billion**[c]
- Ended quarter with **$357 million**[d] of total liquidity

a) Amount reflects Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt
b) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD
c) Reflects book value per share (excluding General CECL Allowance and depreciation) of $15.72 multiplied by shares of common stock outstanding
d) Includes cash, loan proceeds held by servicer, and available leverage on our secured debt arrangements

See footnotes on page 21

Private and Confidential 4

Per Share Overview 1,a Distributable Earnings per Share 9 Book Value per Share 1,a 9 Book Value per Share Roll Forward General CECL BVPS excl. General CECL BVPS Allowance & Depreciation Allowance & Depreciation December 31, 2022 $15.54 ($0.24) $15.78 (+) Earnings in excess of dividends $0.16 - $0.16 General CECL Allowance & Depreciation (-) Net realized loss on investments ($0.03) - ($0.03) § BVPS Post-General CECL Allowance & Depreciation b § (-) Net loss on currency and interest hedges ($0.08) - ($0.08) (-) Change in General CECL Allowance & Depreciation ($0.06) ($0.06) - (-) Vesting and delivery of RSUs ($0.12) - ($0.12) c (+) Other $0.01 - $0.01 8 Change during period ($0.12) ($0.06) ($0.06) March 31, 2023 $15.42 ($0.30) $15.72 a) Amount reflects Distributable Earnings, prior to net realized losses on investments and realized gain on extinguishment of debt b) Includes net unrealized loss on forward currency contracts and interest hedges, and realized gain on forward currency contracts related to principal outside impact of forward points Private and Confidential 5 c) Includes realized gain on extinguishment of convertible notes See footnotes on page 21

APOLLO

Portfolio Activity


Q1 Portfolio Activity
Add-on Funding[5]
$114
$181
New
($492)
$65
($79)
$8,708
$8,472
4Q22
Fundings
Repayments
FX
Other[7]
1Q23[8]

- Funded **$174 million** in connection with the refinancing of two floating rate first mortgage loans, secured by a portfolio of luxury single-family and condominium vacation homes located across North America, Central America and the Caribbean
  - Unlevered All-In Yield[6] of **12.1%**
  - Loan-to-Value ratio of **28%**
- Total proceeds from Q1 loan repayments and sales of **$492 million**
  - Full repayments, refinancings, and sales of **$345 million**
  - Partial repayments and sales of **$147 million**, including **$56 million** from loans secured by office properties

Full Loan Repayments

Property Type	Location	Total Repaid ($ in millions)	Repayment Type
Office	London, U.K.	$114[a]	Payoff
Residential	Various	$109	Refinancing
Office	Milan, Italy	$50	Sale
Hotel	Lake Como, Italy	$47	Sale
Hotel	Dublin, Ireland	$25	Sale
		$345	Total

a) Repayment includes ~$25 million of a subordinate participation sold accounted for as a secured borrowing

See footnotes on page 21

Private and Confidential 6

APOLLO

Capital Structure Overview

Capital Structure Composition

($ in mm)


$5,332 (57%)
Secured Debt Obligations[a,b,c]
$165 (2%)
Debt Related to Real Estate Owned
Term Loan B $775 (8%)
Senior Notes $500 (5%)
$1,275 (13%)
$223 (2%)
Convertible Notes
$169 (2%)
Preferred Stock
$2,221 (24%)
Common Equity Book Value[d]

Conservative Capital Management Strategy

- $881 Million of Unencumbered Loan Assets[3]
- ~70% Weighted Average Available Advance Rate[e]
- 2.8x Debt to Equity Ratio[10]
- 1.5x Fixed Charge Coverage[11]

Corporate Debt Maturities


Convertible Notes
$223
Term Loan
$481
Term Loan
$294
Senior Notes
$500
2023
2024
2025
2026
2027
2028
2029

a) Weighted-average rates of applicable benchmark rates and credit spread adjustments plus spreads of USD: +2.35% / GBP: +1.99% / EUR: +1.54% / SEK: +1.50%
b) Our secured credit facilities do not contain capital markets-based mark-to-market provisions.
c) Consists of eight secured credit facility counterparties, one revolving credit facility and one private securitization
d) Reflects book value per share (excluding General CECL Allowance and depreciation) of $15.72 multiplied by shares of common stock outstanding
e) Based on maximum available advance rates across secured debt counterparties

See footnotes on page 21

Private and Confidential 7

Loan Portfolio Overview W/A Unlevered All-in Yield Number of Loans Carrying Value 6,a on Loan Portfolio 55 $8.5 billion % 8.6 W/A Remaining Fully-Extended 12 12,b W/A Portfolio Risk Rating W/A Portfolio Loan-to-Value 12,15 Term 3.0 58% 2.8 Years 12 Collateral Diversification Origination Vintage Loan Position c 13 a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD b) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated; excludes risk-rated 5 loans c) Other property types include: Parking Garages (3%), Caravan Parks (2%), and Urban Predevelopment (1%) Private and Confidential 8 d) Retail property types include: Outlet Center (5%), Retail Distribution Warehouse (5%), Urban Retail (3%), and Lifestyle Center (3%) See footnotes on page 21

APOLLO

Loan Portfolio Overview (cont'd)

($ in mm) Property Type	United Kingdom	New York City	Other Europe	Southeast	Midwest	West	Northeast	Other[a]	Total[8]
Hotel	$177 / 2%	$146 / 2%	$609 / 7%	$359 / 4%	$63 / 1%	$442 / 5%	$8 / 0%	$184 / 2%	$1,988 / 23%
Residential	217 / 3%	1,053 / 12%	-	44 / 0%	84 / 3%	72 / 1%	56 / 0%	76 / 1%	1,602 / 19%
Office	378 / 4%	422 / 5%	587 / 7%	-	190 / 2%	-	-	-	1,577 / 18%
Retail	862 / 10%	250 / 3%	-	15 / 0%	99 / 1%	86 / 1%	-	37 / 0%	1,349 / 16%
Healthcare	156 / 2%	-	-	12 / 0%	17 / 0%	5 / 0%	370 / 5%	16 / 0%	576 / 7%
Mixed Use	430 / 5%	140 / 2%	-	-	-	-	-	-	570 / 7%
Industrial	-	-	247 / 3%	-	-	-	-	-	247 / 3%
Other[b]	202 / 2%	-	-	135 / 2%	132 / 2%	-	40 / 0%	84 / 1%	593 / 7%
Total[8,14]	**$2,422 / 28%**	**$2,011 / 24%**	**$1,443 / 17%**	**$565 / 7%**	**$585 / 7%**	**$605 / 7%**	**$474 / 6%**	**$397 / 4%**	**$8,502 / 100%**
General CECL Reserve									($30)
Carrying value, net[8]									**$8,472**

Collateral Diversification


Northeast 6%
Midwest 7%
New York City 24%
West 7%
Southeast 7%
Sweden 3%
United Kingdom 28%
Germany 5%
Spain 4%
Italy 5%

a) Other geographies include Southwest (3%), Mid-Atlantic (1%), and Other (<1%)
b) Other property types include Parking Garages (3%), Caravan Parks (2%) and Urban Predevelopment (1%)
Note: Map does not show locations where percentages are 2% or lower
See footnotes on page 21

Private and Confidential 9

Office Loan Portfolio Overview a c Number of Loans Floating Rate Carrying Value 9 Loans 99% $1.4 Billion rd 12,b First Mortgage Loans with 3 Party Subordinate Debt W/A Loan-to-Value 99% 50% 3 Loans 12 12 Origination Vintage Fully Extended Maturities Location a) Excludes one loan which consists of office, industrial and retail property types b) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated Private and Confidential 10 c) Gross of General CECL Allowance See footnotes on page 21

APOLLO

Mitigating Foreign Exchange Risk

ARI is well-positioned for fluctuating foreign exchange rates due to several risk mitigating steps we have taken to structure and fund our non-US loan portfolio and associated secured financing facilities

Foreign Exchange Rate Change (Local/USD)


1.31x
1.11x
0.11x
1.22x
1.05x
0.10x
1.12x
0.98x
0.09x
1.21x
1.07x
0.10x
1.23x
1.08x
0.10x
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
GBP
EUR
SEK

% FX Change YoY

- GBP: (6%)
- EUR: (2%)
- SEK: (10%)

Mitigating Foreign Exchange Risk

- Secured debt arrangements are structured in local currency thereby reducing FX exposure to our net equity on foreign loans. As of March 31, 2023, the percentage of net equity to total foreign denominated carrying value was 28%, or $1.1 billion
  - 72% weighted average advance on total foreign loan portfolio
  - 74%[a] weighted average advance on foreign loans with secured debt financing
- Net equity and net interest income of foreign loans are economically hedged through forward currency contracts
  - Forward point impact on forward currency contracts resulted in a $5.6 million realized gain in Q1 2023

Foreign Loan Capital Stack


($ in mm)
$3,852
$2,791
$1,061
72%
Offset by local currency denominated secured debt arrangements
28%
Hedged with forward currency contracts
Net Equity
Secured Debt

Q1 Change in Unrealized Gain (Loss) on Net Equity

($ in mm)	As of March 31, 2023			Q1 2023 Net
Currency	Carrying Value[b]	Secured Debt	Net Equity	Unrealized Gain[c]
GBP	$2,414	($1,735)	$680	$14
EUR	$1,191	($857)	$334	$3
SEK	$246	($199)	$47	$0
Total	**$3,852**	**($2,791)**	**$1,061**	**$18**
Change in unrealized gain (loss) on forward contracts[d]				**($13)**

a) Weighted average advance based on carrying value of first mortgage loans with secured debt financing
b) Carrying value includes all commercial mortgage and subordinate loans denominated in foreign currencies with or without secured debt financing
c) Represents change in unrealized gain on foreign loans of $65 million net of unrealized losses of ($47) million on respective foreign secured debt arrangements for the quarter ended March 31, 2023
d) Represents net change in unrealized gain (loss) on forward contracts for the quarter ended March 31, 2023, excluding gains (losses) on forward currency contracts economically hedging foreign currency interest

See footnotes on page 21

Private and Confidential 11

Loan Maturities and Future Funding Profile 15,16,17 Fully-Extended Loan Maturities and Expected Future Fundings by Net Equity ($ in mm) a a 18,b Net Interest Income Sensitivity to Benchmark Rates Benchmark Rates Index Mar-31 Apr-25 SOFR 1M 4.80% 5.00% EURIBOR 3.04% 3.29% SONIA ON 4.18% 4.18% Note: Assumes future financing, in certain cases, against mortgages that are not currently financed. There is no assurance such future financing against mortgages that are not currently financed will occur a) Net of expected secured credit facility advances Private and Confidential 12 b) Reflects incremental increases in respective benchmark rates as of March 31, 2023 (USD LIBOR 1 month: 4.86%, SOFR 1 month: 4.80%, EURIBOR 3.04% and SONIA ON: 4.18% adjusted for compounding) See footnotes on page 21

APOLLO

Senior Loan Portfolio (1 of 3)

($ in mm) Hotel	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[15]	Location
Loan 1	10/2019	$340	$27		Y	08/2024	Various, Spain
Loan 2	11/2021	217	15		Y	11/2026	Various, UK/Ireland
Loan 3	05/2022	179	25		Y	06/2027	Napa Valley, CA
Loan 4	11/2021	162	3			12/2026	St. Thomas, USVI
Loan 5	07/2021	160	19			08/2026	Various, US
Loan 6	09/2015	146	-			06/2024	Manhattan, NY
Loan 7	04/2018	142	-			04/2024	Honolulu, HI
Loan 8	08/2019	130	-			08/2024	Puglia, Italy
Loan 9	10/2021	100	-			11/2026	New Orleans, LA
Loan 10	06/2022	99	-			06/2025	Rome, Italy
Loan 11	11/2018	90	-			12/2023	Vail, CO
Loan 12	12/2019	60	-			01/2025	Tucson, AZ
Loan 13	05/2019	52	-			06/2024	Chicago, IL
Loan 14	12/2015	42	-			08/2024	St. Thomas, USVI
Loan 15	02/2018	27	-			11/2024	Pittsburgh, PA
Subtotal - Hotel		$1,946	$89				
Office							
Loan 16	03/2022	$230	36		Y	04/2027	Manhattan, NY
Loan 17	06/2019	207	9			08/2026	Berlin, Germany
Loan 18	02/2020	200	-			02/2025	London, UK
Loan 19	01/2020	192	58		Y	03/2028	Long Island City, NY
Loan 20	02/2022	178	389	Y		02/2027	London, UK
Loan 21	02/2022	159	-			06/2025	Milan, Italy
Loan 22	11/2022	99	-			01/2025	Chicago, IL
Loan 23	03/2018	83	-		Y	07/2023	Chicago, IL
Subtotal - Office		$1,348	$492				

Private and Confidential 13

See footnotes on page 21

Senior Loan Portfolio (2 of 3) ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 15 Location Retail Date Cost Commitments Loan Subordinate Debt Maturity Various, UK Loan 24 04/2022 $462 $37 04/2027 Various, UK Loan 25 10/2021 400 - 10/2026 Manhattan, NY Loan 26 08/2019 250 - Y 09/2025 Various, US Loan 27 05/2022 139 - 06/2027 19 Loan 28 11/2014 99 - 09/2023 Cincinnati, OH Subtotal - Retail $1,350 $37 Residential Manhattan, NY Loan 29 08/2022 $250 - 09/2024 Various, UK Loan 30 12/2021 217 16 12/2026 Various, US Loan 31 03/2023 172 - 03/2026 a Manhattan, NY Loan 32 12/2018 136 - Y 09/2023 Loan 33 05/2022 89 4 06/2027 Manhattan, NY Cleveland, OH Loan 34 05/2021 82 - Y 05/2026 Loan 35 12/2021 77 15 01/2027 Manhattan, NY Boston, MA Loan 36 12/2019 56 7 Y 11/2025 Hallandale Beach, FL Loan 37 12/2021 28 - Y 01/2026 Subtotal - Residential $1,107 $42 Mixed Use London, UK Loan 38 12/2019 $294 $97 Y Y 06/2025 Brooklyn, NY Loan 39 03/2022 140 36 Y 03/2027 London, UK Loan 40 06/2022 93 40 Y Y 06/2026 London, UK Loan 41 12/2019 43 - 09/2023 Subtotal - Mixed Use $570 $173 Private and Confidential 14 a) Loan matured in January 2023. Extension to September 2023 is approved and in the process of execution. See footnotes on page 21

Senior Loan Portfolio (3 of 3) ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 15 Location Healthcare Date Cost Commitments Loan Subordinate Debt Maturity Loan 42 03/2022 $369 - 03/2027 Various, MA Various, UK Loan 43 10/2019 156 - 10/2024 Subtotal - Healthcare $525 - Other Various, US Loan 44 - Parking Garages 05/2021 $270 $5 05/2026 Various, Sweden Loan 45 - Industrial 03/2021 247 - 05/2026 a Various, Germany Loan 46 - Portfolio 06/2021 221 22 06/2026 Various, UK Loan 47 - Caravan Parks 02/2021 203 - 02/2028 Loan 48 - Urban Predevelopment 12/2022 119 13 01/2026 Miami, FL 8 Subtotal - Other $1,060 $40 8,12 Subtotal/W.A. - First Mortgage $7,906 $873 2.9 Years Private and Confidential 15 a) Includes portfolio of office, industrial, and retail property types See footnotes on page 21

Subordinate Loan Portfolio ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 15 Location Residential Date Cost Commitments Loan Subordinate Debt Maturity 20 Manhattan, NY Loan 49 05/2020 $284 - Y 09/2024 20 Manhattan, NY Loan 50 06/2015 194 - Y 09/2024 19,20 Loan 51 11/2017 15 - 09/2024 Manhattan, NY Y Subtotal - Residential $493 - Other a Various, US Loan 52 - Healthcare 07/2019 $51 - Y 06/2024 Phoenix, AZ Loan 53 - Hotel 06/2015 24 - 07/2025 Las Vegas, NV Loan 54 - Hotel 06/2018 20 - 06/2023 Troy, MI Loan 55 - Office 08/2017 8 - 09/2024 Subtotal - Other $103 - 8,12 Total/W.A. - Subordinate $596 - 1.4 Years 8,12,14 Total/W.A. - Portfolio $8,502 $873 2.8 Years General CECL Reserve ($30) 8 Total Carrying value, net $8,472 Private and Confidential 16 a) In the form of a single-asset, single-borrower CMBS See footnotes on page 21

Appendix - Consolidated Balance Sheets - Consolidated Statement of Operations - Reconciliation of GAAP Net Income to Distributable Earnings Private and Confidential 17

Consolidated Balance Sheets (in thousands - except share data) March 31, 2023 December 31, 2022 Assets: Cash and cash equivalents $331,533 $222,030 a,c Commercial mortgage loans, net 7,879,205 8,121,109 b,c 592,863 560,881 Subordinate loans and other lending assets, net 539,300 302,688 Real estate owned, held for investment, net - 162,397 Assets related to real estate owned, held for sale 88,905 128,640 Derivative assets, net 76,423 70,607 Other assets Total Assets $9,508,229 $9,568,352 Liabilities and Stockholders' Equity Liabilities: $5,316,853 $5,296,825 Secured debt arrangements, net 762,706 763,813 Senior secured term loan, net 495,040 494,844 Senior secured notes, net 222,467 229,361 Convertible senior notes, net d Accounts payable, accrued expenses and other liabilities 193,457 227,360 160,611 160,294 Debt related to real estate owned, held for investment, net - 25,130 Participations sold Payable to related party 9,534 9,728 Liabilities related to real estate owned, held for sale - 6,493 $7,160,668 $7,213,848 Total Liabilities Stockholders’ Equity: $68 $68 Preferred stock, $0.01 par value, 50,000,000 shares authorized, Series B-1, 6,770,393 shares issued and outstanding ($169,260 liquidation preference) in 2023 and 2022 Common stock, $0.01 par value, 450,000,000 shares authorized, 141,266,039 and 140,595,995 shares issued and outstanding in 2023 and 2022, respectively 1,413 1,406 Additional paid-in-capital 2,714,555 2,716,907 Accumulated deficit (368,475) (363,877) $2,347,561 $2,354,504 Total Stockholders’ Equity Total Liabilities and Stockholders’ Equity $9,508,229 $9,568,352 a) Includes $7,426,992 and $7,482,658 pledged as collateral under secured debt arrangements in 2023 and 2022, respectively. b) Includes $194,323 and $191,608 pledged as collateral under secured debt arrangements in 2023 and 2022, respectively. c) Net of $163,767 and $159,724 CECL Allowances in 2023 and 2022, respectively, comprised of $133,500 and $133,500 Specific CECL Allowance and $30,267 and $26,224 General CECL Allowance, respectively. Private and Confidential 18 d) Includes $4,695 and $4,347 of General CECL Allowance related to unfunded commitments on commercial mortgage loans, subordinate loans and other lending assets, net in 2023 and 2022, respectively. See footnotes on page 21

Consolidated Statement of Operations (in thousands - except share and per share data) Three months Ended March 31, 2023 2022 Net interest income: Interest income from commercial mortgage loans $166,147 $84,424 Interest income from subordinate loans and other lending assets 9,707 15,835 Interest expense (104,868) (45,118) Net interest income $70,986 $55,141 Revenue from real estate owned operations 16,131 9,040 Total net revenue $87,117 $64,181 Operating expenses: General and administrative expenses (includes equity-based compensation of $4,358 and $4,698 in 2023 and 2022, respectively) ($7,015) (7,187) Management fees to related party (9,517) ) (9,354 Operating expenses related to real estate owned (14,006) ) (9,652 Depreciation and amortization on real estate owned ) (704 (3,986) Total operating expenses ($34,524) ) ($26,897 Other income $732 — Net realized loss on investments (4,624) — Realized gain on extinguishment of debt 213 — Increase in current expected credit loss allowance, net (4,390) ) (18,611 Foreign currency translation gain (loss) 18,634 ) (32,518 Gain (loss) on foreign currency forward contracts (includes unrealized gains (losses) of ($35,851) and $18,142 in 2023 and 2022, respectively) (14,135) 22,762 Gain (loss) on interest rate hedging instruments (includes unrealized gains (losses) of ($4,813) and $6,321 in 2023 and 2022, respectively) (107) 6,321 Net income $48,916 $15,238 Preferred dividends (3,068) ) (3,068 Net income available to common stockholders $45,848 $12,170 Net income per basic share of common stock $0.32 $0.08 Net income per diluted share of common stock $0.32 $0.08 Basic weighted-average shares of common stock outstanding 141,072,471 140,353,386 Diluted weighted-average shares of common stock outstanding 155,483,979 140,353,386 Dividend declared per share of common stock $0.35 $0.35 Private and Confidential 19 See footnotes on page 21

1 Reconciliation of GAAP Net Income to Distributable Earnings (in thousands - except share and per share data) Three Months Ended March 31, 1 Distributable Earnings : 2023 2022 Net income available to common stockholders: $45,848 $12,170 Adjustments: Equity-based compensation expense 4,358 4,698 Loss (gain) on foreign currency forwards 14,135 ) (22,762 Foreign currency (gain) loss, net (18,634) 32,518 ) Unrealized loss (gain) on interest rate cap 4,813 (6,321 Realized gains relating to interest income on foreign currency hedges, net 4,733 3,684 Realized gains relating to forward points on foreign currency hedges, net 5,602 6,229 Depreciation and amortization on real estate owned 3,986 704 Increase in current expected credit loss allowance, net 4,390 18,611 Realized gain on extinguishment of debt (213) - Net realized loss on investments 4,624 - Total adjustments $27,794 $37,361 1 $73,642 Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt $49,531 Net realized loss on investments (4,624) - Realized gain on extinguishment of debt 213 - 1 Distributable Earnings $69,231 $49,531 1 Weighted-average diluted shares – Distributable Earnings Weighted-average diluted shares – GAAP 155,483,979 140,353,386 Potential shares issued under conversion of the Convertible Notes (11,189,949) - Weighted-average unvested RSUs - 2,571,417 1 Weighted-average diluted shares – Distributable Earnings 144,294,030 142,924,803 1 Diluted Distributable Earnings per share prior to net realized loss on investments and realized gain on extinguishment of debt $0.51 $0.35 1 Diluted Distributable Earnings per share of common stock $0.48 $0.35 Private and Confidential 20 See footnotes on page 21

Footnotes 1. Distributable Earnings is a non-GAAP financial measure that we define as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization on real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of our convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Please see page 20 for a reconciliation of GAAP net income to Distributable Earnings. 2. Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt per share to dividend per share for the quarter ended March 31, 2023. We believe it is useful to our investors to present Distributable Earnings prior to net realized losses on investments and realized gain on extinguishment of debt to reflect our operating results because (i) our operating results are primarily comprised of earning interest income on our investments net of borrowing and administrative costs, which comprise our ongoing operations and (ii) it has been a useful factor related to our dividend per share because it is one of the considerations when a dividend is determined. We believe that our investors use Distributable Earnings and Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers. 3. Represents loan assets with no asset-specific financing. Pursuant to our Term Loan B agreement, we are required to maintain a ratio of total unencumbered assets to total pari-passu indebtedness of at least 2.50:1. Unencumbered assets are comprised of unencumbered loan assets, cash, other assets and residual equity interests in entities where we hold assets financed under repurchase obligations. 4. Reflects closing share price on April 25, 2023. 5. Quarterly add-on fundings represent fundings committed prior to the quarter ended March 31, 2023. 6. Weighted Average Unlevered All-in Yield on the loan portfolio is based on the applicable benchmark rates as of period end on the floating rate loans and includes accrual of origination, extension, and exit fees. For non-US deals, yield excludes incremental forward points impact from currency hedging. 7. Other includes transfer to real estate owned, and changes in current expected credit loss allowance, and the accretion of loan costs and fees. 8. Amounts and percentages may not foot due to rounding. 9. Book value per share of common stock is common stockholders’ equity divided by shares of common stock outstanding. 10. Represents total debt, less cash and loan proceeds held by servicer divided by total stockholders' equity, adjusted to add back the General CECL Allowance in line with our covenants. 11. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. 12. Based on loan amortized cost. 13. Includes one subordinate risk retention interest in a securitization vehicle. 14. Gross of $30 million of General CECL Allowance. 15. Assumes exercise of all extension options. There is no assurance that all or any extension options will be exercised. 16. Future funding dates and amounts are based upon the Manager’s estimates, which are derived from the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect our operating results. 17. Excludes risk-rated 5 loans. 18. Any such hypothetical impact on interest rates on our variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, we may take actions to further mitigate our exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure. There is no assurance that there will be no changes in our financial structure. The analysis incorporates movements in USD and GBP benchmark rates only. 19. Amortized cost for these loans is net of the recorded Specific CECL Allowances and impairments. 20. Loans are secured by the same property. Private and Confidential 21